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EXHIBIT (11) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE AND PRO FORMA
EARNINGS PER SHARE

                                                     THREE MONTHS ENDED JUNE 30,

                                                       1998               1997
Average number of shares outstanding............       33,543,529         31,542,630
                                                  ================   ================

Net income (loss)                                  $   (2,549,000)    $   (3,973,000)
                                                  ================   ================
Less: Cumulative dividend on redeemable
  preferred stock                                  $     (220,000)    $            0
Less: Amortization of preferred stock beneficial
  conversion discount                              $            0     $   (2,000,000)
                                                  ----------------   ----------------
Income (loss) applicable to common shares          $   (2,771,000)    $   (5,973,000)
                                                  ================   ================
Net income (loss) per share                        $        (0.08)    $        (0.19)
                                                  ================   ================


                                                      NINE MONTHS ENDED JUNE 30,

                                                       1998               1997
Average number of shares outstanding............       33,022,511         31,479,306
                                                  ================   ================

Net income (loss)                                  $   (6,408,000)    $   (3,964,000)
                                                  ================   ================
Less: Cumulative dividend on redeemable
  preferred stock                                  $     (691,000)    $          -
                                                  ----------------   ----------------
Less: Amortization of preferred stock beneficial
  conversion discount                              $            0     $   (2,000,000)
                                                  ----------------   ----------------
Income (loss) applicable to common shares          $   (7,099,000)    $   (5,964,000)
                                                  ================   ================
Net income (loss) per share                        $        (0.21)    $        (0.19)
                                                  ================   ================